SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported)  April 9, 1997


                                MONROC, INC.
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          (Exact name of registrant as specified in its charter)




         Delaware                  0-23880              87-0436697
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(State or other jurisdiction of  (Commission        (I.R.S. Employer
incorporation or organization)   File Number)      Identification No.)





                       P.O Box 537, 1730 Beck Street
                         Salt Lake City, Utah 84116
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            (Address of principal executive offices) (Zip Code)



                              (801) 359-3701
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           (Registrant's telephone number, including area code)




                                    N/A
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(Former name, former address and former fiscal year, if changed since last report)

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     Item 4.   Change in Registrant's Certifying Accountant


          On April 9, 1997, acting on the recommendation of the Audit Committee of the Board of Directors of Monroc, Inc. (the "Company"), the Board of Directors dismissed Grant Thornton LLP as independent auditors for the Company and approved the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997. The firm of Grant Thornton LLP has served as the Company's independent auditors for the year ended December 31, 1996.

          The accountants' report issued by Grant Thornton LLP with respect to the Company's financial statements for the years ended December 31, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the subsequent interim period preceding the dismissal of Grant Thornton LLP, the Company did not have any disagreement with Grant Thornton LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure. No consultation occurred between the Company and Deloitte & Touche LLP during the two fiscal years and the subsequent interim period prior to the appointment of Deloitte & Touche LLP regarding the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company's financial statements, or any other information considered by the Company in reaching a decision as to an accounting, auditing or financial issue.


     Item 7.   Financial Statements and Exhibits
         (c)
               16.  Letter dated April 10, 1997 from Grant Thornton LLP

                                 SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              REGISTRANT:

                              MONROC, INC.


                              /s/ L. William Rands
                              --------------------------
                              L. William Rands
                              Vice President - Finance,
                              Treasurer and Secretary



     Date:  April 11, 1997

                               EXHIBIT INDEX



          16.  Letter dated April 10, 1997 from Grant Thornton LLP